Exhibit 99.1

Kimco Realty Corporation announces common stock offering

NEW HYDE PARK, N.Y. — December 7, 2009 — Kimco Realty Corporation (NYSE: KIM) announced that it plans to sell 25,000,000 shares of newly issued common stock in an underwritten public offering pursuant to its effective shelf registration statement previously filed with the Securities and Exchange Commission.

The underwriters will be granted a 30-day option to purchase up to an additional 3,750,000 shares to cover over-allotments, if any.

The sole book-running manager for this offering is Deutsche Bank Securities Inc.

The company expects to use the net proceeds received from this offering to partially repay amounts borrowed under its $1.5 billion unsecured U.S. revolving credit facility. The company’s $1.5 billion unsecured U.S. revolving credit facility is scheduled to mature in October 2011. The company has an option to extend the facility for an additional one-year term. Amounts outstanding thereunder bear interest at an annual rate of LIBOR plus a spread, which spread is currently 0.425%. Any remaining net proceeds from this offering will be used for general corporate purposes.

Information about the offering is available in the preliminary prospectus supplement dated December 7, 2009, to be filed with the Securities and Exchange Commission.  Copies of the prospectus supplement relating to these securities may be obtained by contacting Deutsche Bank Securities Inc., Attention: Prospectus Department, 100 Plaza One, Jersey City, New Jersey 07311, telephone: (800) 503-4611 or e-mail at prospectusrequest@list.db.com.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming part of the effective shelf registration statement.

About Kimco

Kimco Realty Corporation, a real estate investment trust (REIT), owns and operates North America’s largest portfolio of neighborhood and community shopping centers.  As of September 30, 2009, the company owned interests in 1,462 retail properties comprising 153 million square feet of leasable space across 45 states, Puerto Rico, Canada, Mexico and South America. Publicly traded on the NYSE under the symbol KIM and included in the S&P 500 Index, the company has specialized in shopping center acquisitions, development and management for 50 years.

Safe Harbor Statement

The statements in this release state the company’s and management’s intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, including the current economic recession, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt, or other sources of financing or refinancing on favorable terms, (iv) the company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations, (vi) the level and volatility of interest rates and foreign currency exchange rates, (vii) the availability of suitable acquisition opportunities, (viii) valuation of joint venture investments, (ix) valuation of marketable securities and other investments, (x) increases in operating costs, (xi) changes in the dividend policy for our common stock, (xii) the reduction in our income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xiii) impairment charges and (xiv) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the company’s Annual Report on Form 10-K for the year ended December 31, 2008. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the sections titled “Risk Factors” in the prospectus supplement and the accompanying prospectus for the offering referred to herein and in the company’s Annual Report on Form 10-K for the year ended December 31, 2008, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.

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CONTACT:

Kimco Realty Corporation

Barbara Pooley, 1-866-831-4297

senior vice president, finance & investor relations